Exhibit 99.1

McKesson Corporation Commences Tender Offer for Any and All 3.796% Notes Due 2024

IRVING, Texas, June 7, 2023 – McKesson Corporation (NYSE:MCK) (the “Company”) today announced that it has commenced an offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 3.796% Notes due 2024 (the “2024 Notes”). The Tender Offer is being made pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated as of June 7, 2023 (the “Offer to Purchase”) and the related notice of guaranteed delivery (together with the Offer to Purchase, the “Offer Documents”).

The Tender Offer will expire at 5:00 p.m., New York City time, on June 13, 2023, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the 2024 Notes (the “Holders”) may withdraw their validly tendered 2024 Notes as described below. Holders are urged to read the Offer Documents carefully before making any decision with respect to the Tender Offer.

Certain information regarding the 2024 Notes and the pricing of the Tender Offer is set forth in the table below.

Title of Security	CUSIP number / ISIN	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
3.796% Notes due 2024	581557 BE4 / US581557BE4	$918,070,000	0.250% U.S. Treasury due March 15, 2024 (CUSIP: 91282CBR1)	FIT3	20 bps

The “Notes Consideration” for each $1,000 principal amount of the 2024 Notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread specified above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Bond Trader FIT3 series of pages, at 2:00 p.m., New York City time, on June 13, 2023, the date on which the Tender Offer is currently scheduled to expire.

In addition to the Notes Consideration, Holders will also receive accrued and unpaid interest on the 2024 Notes validly tendered and accepted for purchase from March 15, 2023, the last interest payment date for the 2024 Notes, up to, but not including, the date on which the Company makes payment for such 2024 Notes, which date is currently expected to be June 16, 2023.

Holders must validly tender, and not validly withdraw, their 2024 Notes at or prior to the Expiration Time, or pursuant to the guaranteed delivery procedures described in the Offer Documents, to be eligible to receive in cash the Notes Consideration and accrued and unpaid interest as described above.

Holders who validly tender their 2024 Notes may validly withdraw their tendered 2024 Notes at any time prior to the earlier of (i) the Expiration Time and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer. 2024 Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated by that date.

The Tender Offer is subject to the satisfaction or waiver of certain conditions, including the successful completion by the Company of an offering (the “Offering”) of new senior notes on terms satisfactory to the Company in its sole discretion, generating net proceeds in an amount that is sufficient to effect (i) the repurchase of the 2024 Notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer, and (ii) deposit into a trust of cash and U.S. treasury securities which are scheduled to mature in amounts sufficient to pay all remaining amounts due on the 2024 Notes in order to discharge the indenture governing the 2024 Notes with respect to all 2024 Notes that remain outstanding after the Tender Offer, if applicable, in accordance with the terms and conditions set forth in the indenture governing the 2024 Notes (the “Satisfaction and Discharge”), and costs and expenses incurred in connection with the foregoing. If any 2024 Notes remain outstanding after the consummation of the Tender Offer, the Company expects (but is not obligated) to effect the Satisfaction and Discharge. The Offering is not conditioned on the completion of the Tender Offer.

BofA Securities, Inc. (“BofA”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) are acting as the lead dealer managers (the “Lead Dealer Managers”) in connection with the Tender Offer, and Scotia Capital (USA) Inc. (“Scotiabank”) is acting as co-dealer manager (the “Co-Dealer Manager”) in connection with the Tender Offer. Global Bondholder Services Corporation (“GBSC”) is serving as the depositary agent and information agent for the Tender Offer. Copies of the Offer Documents are available via the Tender Offer website at https://www.gbsc-usa.com/mckesson/ or by contacting GBSC via telephone at +1 (212) 430-3774 (collect) or +1 (855) 654-2014 (toll-free) or via e-mail at contact@gbsc-usa.com. Questions regarding the terms of the Tender Offer should be directed to BofA at +1 (980) 387-3907 (collect) or +1 (888) 292-0070 (toll-free), or to Goldman Sachs at (212) 902-6351 or to Scotiabank at +1 (888) 498-1660.

None of the Company, its board of directors, the Dealer Managers, GBSC or the trustee for the 2024 Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any 2024 Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their 2024 Notes and, if so, the principal amount of 2024 Notes to tender.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the 2024 Notes, nor an offer to sell or a solicitation of an offer to purchase any new notes pursuant to the Offering, nor is it a solicitation for acceptance of the Tender Offer. The Company is making the Tender Offer only by, and pursuant to the terms of, the Offer Documents. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by their use of terminology such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “projects,” “plans,” “estimates,” “targets,” or the negative of these words or other comparable terminology. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, we undertake no obligation to update or revise our forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, we encourage investors to read the risk factors described in our most recent annual and periodic report filed with the Securities and Exchange Commission.

These risk factors include, but are not limited to: satisfaction or waiver of the conditions to consummate the Tender Offer set forth in the Offer Documents (including the consummation of the Offering), the outcome of the Tender Offer, our ability to consummate the Satisfaction and Discharge on the terms or timing anticipated, or at all; costly and disruptive legal disputes and settlements, including regarding our role in distributing controlled substances such as opioids; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by competition and industry consolidation; changes in the economic environments in which we operate, including from inflation, an economic slowdown, or a recession; and changes affecting capital and credit markets might impede access to credit, increased borrowing costs, and disruption to banking services for us and our customers and suppliers and might impair the financial soundness of our customers and suppliers.

About McKesson Corporation

McKesson Corporation is a diversified healthcare services leader dedicated to advancing health outcomes for patients everywhere. Our teams partner with biopharma companies, care providers, pharmacies, manufacturers, governments, and others to deliver insights, products and services to help make quality care more accessible and affordable. Learn more about how McKesson is impacting virtually every aspect of healthcare at McKesson.com and read Our Stories.

Contacts:

Rachel Rodriguez (Investors)

Investors@McKesson.com

David Matthews (Media)

MediaRelations@McKesson.com